UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015

First BanCorp.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico	00908-0146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 787-729-8200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 12, 2015, First BanCorp., the bank holding company for FirstBank Puerto Rico (“FirstBank”), issued a press release announcing the reversal of a portion of the valuation allowance recorded against the deferred tax assets of FirstBank and a revision of earnings for the quarter and year ended December 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (1) tangible book value per common share, and (ii) tangible common equity ratio. The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets as of December 31, 2014 to the comparable GAAP items:

(In thousands, except ratios and per share information)
	December 31, 2014 (As Reported in February 5, 2015 Earnings Release)	Adjustments	December 31, 2014 (As Revised)
Tangible Equity:
Total equity - GAAP	$1,367,241	$304,502	$1,671,743
Preferred equity	(36,104)	—	(36,104)
Goodwill	(28,098)	—	(28,098)
Purchased credit card relationship	(16,389)	—	(16,389)
Core deposit intangible	(5,420)	—	(5,420)

Tangible common equity	$1,281,230	$304,502	$1,585,732

Tangible Assets:
Total assets - GAAP	$12,424,396	$303,439	$12,727,835
Goodwill	(28,098)	—	(28,098)
Purchased credit card relationship	(16,389)	—	(16,389)
Core deposit intangible	(5,420)	—	(5,420)

Tangible assets	$12,374,489	$303,439	$12,677,928

Common shares outstanding	212,985	—	212,985

Tangible common equity ratio	10.35%		12.51%
Tangible book value per common share	$6.02	$1.43	$7.45

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of First BanCorp. dated March 12, 2015 - First BanCorp. Announces Reversal of Deferred Tax Asset Valuation Allowance and Revises Earnings for the Quarter and Year Ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

March 13, 2015	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of First BanCorp. dated March 12, 2015 - First BanCorp. Announces Reversal of Deferred Tax Asset Valuation Allowance and Revises Earnings for the Quarter and Year Ended December 31, 2014